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                        [LETTERHEAD OF MYO DIAGNOSTICS, INC.]

February 23, 1998

VIA FACSIMILE AND US MAIL 800-949-5219

Dr. George Angelidis
Alliance (formerly MCIC)
1621 Euclid Avenue, Suite 1620
Cleveland, OH 44115

     Re:  TERMINATION OF DISTRIBUTION AGREEMENT

Dear George:

This letter shall confirm our telephonic conversation of last week with regard to the status of the Distribution Agreement (hereinafter "Agreement") signed by and between Myo Diagnostics, Inc. and Medical Consultants Imaging Co. (MCIC) as of March 1, 1996. Based upon our conversation, we have agreed to terminate the Agreement effective immediately pursuant to Article VIII, Section B of same. You have agreed to return all leased equipment and supplies to us (with the sole exception of the laptop computer which you purchased) as soon as possible.

Please sign and date below to indicate your agreement with this letter and notice of termination, and fax and mail me a copy once you have done so.

Thank you for your cooperation and assistance in these matters. It has been a pleasure working with you. If you have any questions with regard to the foregoing, or otherwise, please contact me.

Sincerely,
Myo Diagnostics, Inc.

/s/ Gary D. Weinhouse

Gary D. Weinhouse
Director of Operations

     I, GEORGE ANGELIDIS, REPRESENTATIVE OF ALLIANCE (FORMERLY MCIC), HAVE READ AND UNDERSTOOD THIS LETTER AND AGREE TO ITS TERMS AND THE TERMINATION OF THE DISTRIBUTION AGREEMENT.

     Dated: 2/27/98           Signature:     s/s Ian Woodburn
           ------------                 -----------------------------------
                                    MCIC, by: Ian Woodburn